UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: June 17, 2013 (Date of earliest event reported:  June 14, 2013)

RBC BEARINGS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	333-124824	95-4372080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tribology Center

Oxford, CT 06478

(Address of principal executive offices) (Zip Code)

(203) 267-7001

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On June 17, 2013, RBC Bearings Incorporated (the “Company”) issued a press release announcing the appointment of Mr. Edward D. Stewart and Mr. Daniel A. Bergeron to its Board of Directors. This press release has been furnished as Exhibit 99.1 to this report and is incorporated herein by this reference. The Board of Directors approved such appointment, effective June 14, 2013. Mr. Stewart and Mr. Bergeron have also been nominated by the Board of Directors for election at the 2013 Annual Meeting of Shareholders scheduled to be held in September, 2013.

Mr. Edward D. Stewart was also appointed to the Audit Committee and Nominating and Governance Committee of the Board. In connection with his election to the Board, Mr. Stewart will be compensated pursuant to the Company's existing director compensation plan, which shall be provided on a prorated basis for the period beginning with his effective start date.

Mr. Stewart is the former Chairman of the Board of ATC Technology Corporation and has served on other company Boards and Audit Committees. Mr. Stewart has many years of financial and operational experience with General Electric Company including as Executive Vice President of GE Capital and Chief Financial Officer of a number of other GE businesses. Mr. Stewart is currently a member of the Board of Directors of Nordstrom fsb, a wholly owned subsidiary of Nordstrom, Inc. and a member of its Audit and Investment Committees. Mr. Stewart earned a Bachelor of Arts, Economics degree from Tufts University.

Mr. Bergeron joined RBC Bearings in May, 2003 and has served as the Company’s Vice President and Chief Financial Officer since August 5, 2003. Prior to this, Mr. Bergeron served as Vice President and Chief Financial Officer at several publically-held companies. Mr. Bergeron holds a B.S. in Finance from Northeastern University and a M.B.A. from the University of New Haven.

In connection with his election to the Board Mr. Bergeron will not receive any additional compensation for the performance of his duties as a Director.

Board Committee Assignments

On June 14, 2013, the Board of Directors approved the following committee assignments:

Audit Committee *

Alan B. Levine, Chairman

Dr. Thomas J. O’Brien

Mitchell I. Quain

Edward D. Stewart

Compensation Committee

Richard R. Crowell, Chairman

Alan B. Levine

Dr. Amir Faghri

Nominating and Governance Committee

Dr. Thomas J. O’Brien

Dr. Amir Faghri

Edward D. Stewart

*Each member of the Audit Committee qualifies as an “audit committee financial expert” as defined by applicable Securities and Exchange Commission rules.

III. MEETINGS

Stock Ownership Guidelines for Non-management Directors and Executive Officers

On June 14, 2013, the Board of Directors approved stock ownership guidelines for Non-Employee Independent Directors and for the Company’s Executive Officers. The guidelines are effective June 14, 2013 and allow a transition period for the Non-Employee Independent Directors and for the Company’s Executive Officers to achieve the ownership requirement. A description of the guidelines is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

Exhibit 10.1    Stock Ownership Guidelines dated June 14, 2013.

Exhibit 99.1    Press Release of RBC Bearings Incorporated dated June 17, 2013.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 17, 2013

RBC BEARINGS INCORPORATED

By:	/s/ Thomas J. Williams
Name: Thomas J. Williams
Title: Corporate General Counsel & Secretary

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